Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Peter Chapman, Chief Executive Officer of IonQ, Inc. (the “Company”), and Thomas Kramer, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.
The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 26th day of February 2025.

/s/ Peter Chapman	/s/ Thomas Kramer
Peter Chapman	Thomas Kramer
Chief Executive Officer	Chief Financial Officer